Exhibit 4.4

2525 Ridgmar Blvd., Suite 237

Fort Worth, Texas 76116

August 12, 2010

UROLOGY ASSOCIATES OF NORTH TEXAS, L.L.P.

UANT VENTURES, L.L.P.

Attention: John M. House, M.D.

612 East Lamar Blvd., Suite 700

Arlington, Texas 76011

Re:    Third Amendment to Loan Agreement

Ladies and Gentlemen:

This letter (this “Amendment”) amends the Loan Agreement dated November 7, 2008, among UROLOGY ASSOCIATES OF NORTH TEXAS, L.L.P. (“UANT”), a Texas registered limited liability partnership, and UANT VENTURES, L.L.P. (“UANT VENTURES”), a Texas registered limited liability partnership (collectively “Borrowers”); the Guarantors listed on Schedule 1 attached (collectively “Guarantors”); and COMPASS BANK (“Lender”), an Alabama state banking association, as amended by the First Amendment dated March 31, 2009, and the Second Amendment dated January 31, 2010 (the “Loan Agreement”). Capitalized terms below have the meanings assigned in the Loan Agreement.

1. New Loans. Borrowers haves requested that Lender make a new advance loan and a new term loan, and Lender has agreed on the terms set forth in this Amendment. Section 1 of the Loan Agreement is amended to read as follows:

“(a) Subject to the terms and conditions set forth in the Loan Agreement and the other agreements, instruments, and documents executed and delivered in connection with the Loan Agreement (collectively the “Loan Documents”), Lender agrees to make the following advance loans:

(1) Lender has agreed to make a multiple advance loan to UANT in the aggregate original amount of the lesser of (i) $5,000,000.00, or (ii) the aggregate cost of the equipment acquired (the “First Advance Loan”) on the terms set forth in the Advance Promissory Note attached as Exhibit D to the Loan Agreement (the

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August 12, 2010

“First Advance Note”) for the purpose of acquiring equipment, hardware, software, and other related equipment for Borrower’s new cancer care facility located at 801 West Interstate 20, Arlington, Texas 76017, as specified in Part 1 of the Approved Budget (the “Center”). The period for advances on the First Advance Loan has expired, and Borrower has no right to request any further advances on the First Advance Loan. The First Advance Loan is payable as set forth in the First Advance Note. As used herein, “Approved Budget” means the budget or cost itemization prepared by UANT, attached as Schedule 2 to the Loan Agreement, itemizing and specifying the anticipated soft costs to be paid using proceeds of the First Advance Note in Part 1 and the Second Advance Note in Part 2. The Approved Budget may not be materially modified without the approval of Borrower and the prior written consent of Lender.

(2) Lender has agreed to make a multiple advance loan to UANT in the maximum aggregate original amount of the of $5,000,000.00 (the “Second Advance Loan”) on the terms set forth in the Advance Promissory Note attached as Exhibit E to the Loan Agreement (the “Second Advance Note”), for the purpose of funding soft costs specified in Part 2 of the Approved Budget to be utilized at the Center. The period for advances on the Second Advance Loan has expired, and Borrower has no right to request any further advances on the Second Advance Loan. The Second Advance Loan is payable as set forth in the Second Advance Note.

(3) Lender has agreed to make an advance loan in the aggregate original amount of $1,000,000.00 to UANT (the “Third Advance Loan”) on the terms set forth in the Advance Promissory Note attached as Exhibit H to the Second Amendment (the “Third Advance Note”). Subject to the terms and conditions of the Loan Agreement, UANT may request multiple advances on the Third Advance Loan from time to time during the period commencing on the date of this Amendment and continuing through 11:00 a.m. (Arlington, Texas time) on January 31, 2011 (the “Termination Date”), in an aggregate amount not to exceed $1,000,000.00, solely for the purpose of financing capital expenditures. The Third Advance Loan is not a revolving line of credit, and UANT may not borrow, repay, and reborrow on a revolving basis under the Third Advance Loan. The Third Advance Loan is payable as set forth in the Third Advance Note.

(4) Lender agrees to make a new advance loan in the aggregate amount of $4,400,000.00 to UANT (the “Fourth Advance Loan”) on the terms set forth in the Advance Promissory Note attached as Exhibit J to this Amendment (the “Fourth Advance Note”). Subject to the terms and conditions of the Loan Agreement, UANT may request multiple advances on the Fourth Advance Loan from time to time during the period commencing on the date of this Amendment and continuing through 11:00 a.m.

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(Arlington, Texas time) on January 12, 2011 (the “Advance Termination Date”), in an aggregate amount not to exceed $4,400,000.00, solely for the purpose of financing expansion of a second cancer treatment vault and equipment for UANT’s operations at USMD Hospital at Arlington. The Fourth Advance Loan is not a revolving line of credit, and UANT may not borrow, repay, and reborrow on a revolving basis under the Fourth Advance Loan. Initially, accrued, unpaid interest on the Fourth Advance Note shall be due and payable monthly. Commencing thirty (30) days after the Advance Termination Date, unless otherwise provided below, the Fourth Advance Loan shall be payable in equal monthly installments, plus accrued but unpaid interest thereon, in an amount sufficient to fully amortize the balance over the remaining five-year term of the Fourth Advance Note. All sums advanced under the Fourth Advance Loan, together with all accrued but unpaid interest thereon, shall be due and payable in full on January 12, 2016; provided, however, that notwithstanding any provision of the Fourth Advance Note to the contrary, if Borrower has not caused each of the Guarantors to provide Lender with current personal financial statements on or before the Advance Termination Date, then the Fourth Advance Loan shall be payable in full on the Advance Termination Date.

(b) Subject to the terms and conditions set forth in the Loan Agreement and the Loan Documents, Lender agrees to make the following term loans:

(1) Lender has agreed to make a term loan to UANT in the original amount of the lesser of (i) $3,476,000.00, or (ii) the aggregate amount of the outstanding indebtedness refinanced (the “First Term Loan”) on the terms set forth in the Term Promissory Note attached as Exhibit B to the Loan Agreement (the “First Term Note”) for the following purposes: (i) approximately $623,000.00 to refinance existing equipment debt from JPMorgan Chase Bank, N.A., (ii) approximately $1,458,000.00 to refinance existing revolving line of credit from JPMorgan Chase Bank, N.A., and (iii) approximately $1,395,000.00 to refinance two capital leases with JPMorgan Chase Bank, N.A. The advance period on the First Term Loan has expired, and Borrower has no right to request any further advances on the First Term Loan. The First Term Loan is payable as set forth in the First Term Note.

(2) Lender has agreed to make a term loan to UANT in the original amount of the lesser of (i) $2,600,000.00, or (ii) the aggregate amount of the outstanding indebtedness refinanced (the “Second Term Loan”) on the terms set forth in the Term Promissory Note attached as Exhibit C to the Loan Agreement (the “Second Term Note”), for the purpose of refinancing approximately $2,600,000.00 in existing debt from JPMorgan Chase Bank, N.A. The advance period on the Second Term Loan has expired, and Borrower has no right to request any further advances on the Second Term Loan. The Second Term Loan is payable as set forth in the Second Term Note.

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August 12, 2010

(3) Lender has agreed to make a term loan to UANT Ventures in the original amount of the lesser of (i) $3,260,000.00, or (ii) the aggregate amount of the outstanding indebtedness refinanced (the “Third Term Loan”) on the terms set forth in the Term Promissory Note attached as Exhibit F to the Loan Agreement (the “Third Term Note”), for the purpose of refinancing approximately $3,260,000.00 in existing term debt from JPMorgan Chase Bank, N.A. The advance period on the Third Term Loan has expired, and Borrower has no right to request any further advances on the Third Term Loan. The Third Term Loan is payable as set forth in the Third Term Note.

(4) Lender has agreed to make a term loan to UANT in the original amount of the lesser of (i) $700,000.00, or (ii) the aggregate amount of the outstanding indebtedness under the Revolving Loan (the “Fourth Term Loan”) on the terms set forth in the Term Promissory Note attached as Exhibit I the Second Amendment (the “Fourth Term Note”), for the purpose of refinancing the outstanding principal balance of the Revolving Loan. The advance period on the Fourth Term Loan has expired, and Borrower has no right to request any further advances on the Fourth Term Loan. The Fourth Term Loan is payable as set forth in the Fourth Term Note.

(5) Lender agrees to make a new term loan to UANT Ventures in the amount of $430,000.00 (the “Fifth Term Loan”) on the terms set forth in the Term Promissory Note attached as Exhibit K to this Amendment (the “Fifth Term Note”). UANT Ventures may request a single advance on the Fifth Term Loan for the purpose of purchasing 8,082 shares in USMD HOSPITAL AT ARLINGTON, L.P., a Texas limited partnership. The Fifth Term Loan is payable in equal monthly installments, plus accrued but unpaid interest thereon, in an amount sufficient to fully amortize the balance over the four-year term of the Fifth Term Note.

(c) [Reserved for Revolving Loan.]

(d) At the request of Borrowers, Lender may from time to time issue one or more letters of credit for the account of Borrowers, or either of them, or any affiliates (the “Letters of Credit”). Borrower’s availability on the Revolving Loan will be reduced by the face amount of all unexpired Letters of Credit. Any fundings under any Letters of Credit will be treated as an advance on the Revolving Loan and will be secured by the Security Documents (as defined below). At no time may the aggregate face amount of all outstanding Letters of Credit exceed $1,000,000.00. All Letters of Credit

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shall be for a term of up to one year and shall expire not later than the Termination Date. Borrowers will sign and deliver Lender’s customary forms for the issuance of Letters of Credit. Borrowers agree to pay to Lender a Letter of Credit fee equal to one percent (1.0%) per annum, calculated on the aggregated stated amount of each Letter of Credit for the stated duration thereof (computed on the basis of actual days elapsed as if each year consisted of 360 days), due upon issuance. Any renewal or extension of a Letter of Credit will be treated as a new issuance for the purpose of the Letter of Credit fees.

(e) [Reserved for Fees.]

(f) The First Term Loan, the Second Term Loan, the Third Term Loan, the Fourth Term Loan, the Fifth Term Loan, the First Advance Loan, the Second Advance Loan, the Third Advance Loan, the Fourth Advance Loan, all other loans now or hereafter made by Lender to Borrowers, or either of them, and any renewals or extensions of or substitutions for those loans, will be referred to collectively as the “Loans.” The First Term Note, the Second Term Note, the Third Term Note, the Fourth Term Note, the Fifth Term Note, the First Advance Note, the Second Advance Note, the Third Advance Note, the Fourth Advance Note, all other promissory notes now or hereafter payable by Borrowers, or either of them, to Lender, and any renewals or extensions of or substitutions for those notes, will be referred to collectively as the “Notes.” “

UROLOGY ASSOCIATES OF NORTH TEXAS, L.L.P., et al

August 12, 2010

2. Guarantors and Guaranty Limits. (a) In connection with the new loans, Borrower and Lender have agreed to modify the liability limits under the Guaranties. Subsection (b) of Section 2 of the Loan Agreement is amended to read as follows:

“(b) Payment of the Notes owed by each of the Borrowers will be guaranteed by the other Borrower pursuant to Unlimited Guaranties dated November 7, 2008, executed by Borrowers, respectively, in favor of Lender; and payment of the Notes will also be contingently guaranteed by each of the Guarantors pursuant to Contingent Guaranties dated November 7, 2008, and March 31, 2009, executed by each of the Guarantors in favor of Lender. The Guaranties now or hereafter signed by Borrowers and Guarantors, and all replacements for those Guaranties, as amended, shall be collectively called the “Guaranties.” The liability of the Guarantors under the Guaranties shall only be triggered if there is an Event of Default, which is not cured on or before the end of any notice, cure, or grace period required under the Loan Agreement. Once triggered, the liability of each of the Guarantors shall be limited to the amounts stated in Schedule 1 to this Amendment, and the Guaranties shall remain valid and subsisting, even if the Event of Default is later cured, until otherwise agreed in writing by Lender. So long as there is no existing Event of Default, Lender will consider Borrowers’ written request to release one or more of the Guarantors, who have transferred their ownership interest in Borrower, so long as (1) Borrowers propose a replacement guarantor reasonably acceptable to Lender, and that replacement guarantor signs and delivers a limited guaranty in Proper Form, or (2) Borrowers propose the increase of the liability limits of one or more of the Guarantors to replace the released Guarantors, and the affected Guarantors sign and deliver an amendment in Proper Form evidencing such increase. Any release of a Guarantor, replacement of a Guarantor, or increase of the Guarantors’ liability limits is subject to appropriate credit approval by Lender.”

(b) Within thirty (30) days of the date of this Amendment, Borrowers shall cause each of the Guarantors to sign and deliver to Lender a Third Ratification and Modification of Contingent Guaranties in Proper Form.

3. Reporting Requirements. (a) Subsection (a) of Section 8 of the Loan Agreement is hereby amended to read as follows:

“(a) As soon as available, and on or before October 15 of each year, annual financial statements for Borrowers on a consolidated and consolidating basis, consisting of at least a balance sheet, an income statement, a statement of cash flows, and a statement of changes in owners’ equity, including footnotes thereto, and with contingent liabilities described in the footnotes, audited by an independent certified public accountant acceptable to Lender and certified by an authorized officer of Borrowers (i) as being true and correct in all material aspects to the best of his knowledge, (ii) as fairly reporting the financial condition of Borrowers as of the close of the fiscal year and the results of their operations for the year, and (iii) as having been prepared in accordance with Accounting Principles;”

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(b) Subsection (b) of Section 8 of the Loan Agreement is hereby deleted.

4. Conditions Precedent. The obligation of Lender to enter into this Amendment is subject to Borrowers’ satisfaction, in Lender’s sole discretion, of the following conditions precedent:

(a) Borrowers shall be in material compliance with the conditions set forth in Subsection (a) of Section 4 of the Loan Agreement as of the date of this Amendment, and all representations and warranties set forth in Section 5 of the Loan Agreement must be true as of the date of this Amendment.

(b) the negotiation, execution, and delivery of Loan Documents in Proper Form, including, but not limited to, the following:

(i)	this Amendment;

(ii)	the Fourth Advance Note;

(iii)	the Fifth Term Note; and

(iv)	Borrowing Resolutions.

(c) there shall not have occurred a material adverse change in the business, assets, liabilities (actual and contingent), operations, or financial condition of Borrowers or in the facts and information regarding such entities as represented to date.

5. Confirmations. (a) As security for the Notes, Borrowers previously executed the Security Documents. Borrowers ratify and confirm the Security Documents, acknowledge that they are valid, subsisting, and binding, and agree that the Security Documents secure payment of the Notes and the Loans.

(b) Borrowers hereby represent to Lender that all representations and warranties set forth in Section 5 of the Loan Agreement are true and correct as of the date of execution of this Amendment; and that Borrowers are in compliance as of the date of execution of this Amendment with all covenants set forth in Section 6 of the Loan Agreement, all financial covenants set forth in Section 7 of the Loan Agreement, and all reporting requirements set forth in Section 8 of the Loan Agreement.

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August 12, 2010

6. Validity and Defaults. The Loan Agreement, as amended, remains in full force and effect. Borrowers acknowledge that the Loan Agreement, the Notes, the Security Documents, the Guaranties, and the other Loan Documents are valid, subsisting, and binding upon Borrowers and Guarantors; no uncured breaches or defaults exist under the Loan Agreement, as amended; and no event has occurred or circumstance exists which, with the passing of time or giving of notice, will constitute a default or breach under the Loan Agreement, as amended. Borrowers and Guarantors ratify the Loan Agreement, as amended.

7. Counterparts. This Amendment and the related Loan Documents may be executed in counterparts, and Lender is authorized to attach the signature pages from the counterparts to copies for Lender and Borrowers and filing counterparts. At Lender’s option, this Amendment and the related Loan Documents may also be executed by Borrowers and Guarantors in remote locations with signature pages faxed or scanned and e-mailed to Lender. Borrowers agree that the faxed and scanned signatures are binding upon Borrowers and Guarantors, and Borrowers further agree to promptly deliver the original signatures for this Amendment and the related Loan Documents by overnight mail or expedited delivery. It will be an Event of Default if Borrowers or Guarantors fail to promptly deliver all required original signatures.

8. Captions. Captions are for convenience only and should not be used in interpreting this Amendment.

9. Final Agreement. (a) In connection with the Loans, Borrowers and Lender have executed and delivered this Amendment, the Loan Agreement, and the Loan Documents (collectively the “Written Loan Agreement”).

(b) It is the intention of Borrowers and Lender that this paragraph be incorporated by reference into each of the Loan Documents. Borrowers and Lender each warrant and represent that their entire agreement with respect to the Loans is contained within the Written Loan Agreement, and that no agreements or promises have been made by, or exist by or among, Borrowers and Lender that are not reflected in the Written Loan Agreement.

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(c) THE LOAN AGREEMENT, AS AMENDED, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

If the foregoing correctly sets forth your understanding of our agreement, please sign and return one copy of this letter.

Yours very truly,

COMPASS BANK

By:
Lisa Gunter,
Senior Vice President

Accepted and agreed to
this day of August, 2010:

BORROWERS:

UROLOGY ASSOCIATES OF NORTH TEXAS, L.L.P.

By:
John M. House, M.D.,
Authorized Partner

UANT VENTURES, L.L.P.

By:
John M. House, M.D.,
Authorized Partner

UROLOGY ASSOCIATES OF NORTH TEXAS, L.L.P., et al

August 12, 2010

Exhibits and Schedules

Exhibit J - Fourth Advance Note

Exhibit K - Fifth Term Note

Schedule 1 - Guarantors

Schedule 1 to

Third Amendment to Loan Agreement

Guarantors and Limits

GUARANTORS:

	Ownership	Liability Amount*
Aaron M. Amos MD	2.44%	$243,506.00
Ali R. Shirvani MD	2.44%	$243,506.00
Andrew Craig Sambell MD	2.44%	$243,506.00
Barney T. Maddox MD	2.44%	$243,506.00
Christopher M. Pace MD	2.44%	$243,506.00
David L. Shepherd MD	2.44%	$243,506.00
Delbert C. Rudy MD	2.44%	$243,506.00
Diane C. West MD	2.44%	$243,506.00
Edward Paul Kaplan MD	2.44%	$243,506.00
Frank H. Moore III MD	2.44%	$243,506.00
Gordon Stewart Brody MD	2.44%	$243,506.00
Harrison Mitchell Abrahams MD	2.44%	$243,506.00
Ira N. Hollander MD	2.44%	$243,506.00
James C. Vestal MD	2.44%	$243,506.00
James Daniel Johnson MD	2.44%	$243,506.00
James G. Saalfield MD	2.44%	$243,506.00
Jeff L. Pugach MD	2.44%	$243,506.00
Jeffrey Charles Applewhite MD	2.44%	$243,506.00
John M. House MD	2.44%	$243,506.00
John W. Jaderlund MD	2.44%	$243,506.00
Justin T. Lee MD	2.44%	$243,506.00
Keith A. Waguespack MD	2.11%	$211,040.00
Kenneth I. Licker MD	2.44%	$243,506.00
Kevin D. Diamond MD	2.44%	$243,506.00
Kirk J. Pinto MD	2.44%	$243,506.00
Lawrence J. Alter MD	2.44%	$243,506.00
Marie-Blanche N. Tchetgen MD	2.44%	$243,506.00
Mark A. McCurdy MD	2.44%	$243,506.00
Mark A. Norris MD	2.44%	$243,506.00
Michael B. Gruber MD	2.44%	$243,506.00
Michael Patrick Collini MD	2.44%	$243,506.00
Patrick R. Frey MD, FACS	2.44%	$243,506.00
Paul C. Chan MD	2.44%	$243,506.00
Richard R. Scriven MD	2.44%	$243,506.00
Robert A. Dowling MD	2.44%	$243,506.00

Scott A. Thurman MD	2.11%	$211,040.00
Sherry Alexis Gordon	1.79%	$178,571.00
Thomas C. Truelson MD	2.44%	$243,506.00
Tracy L. Cannon Smith	1.79%	$178,571.00
Vernon Gary Price MD	2.44%	$243,506.00
Wade L. Lowry MD	2.44%	$243,506.00
Weber W. Chuang MD	2.11%	$211,040.00

*	LIMITS:

The liability of the Guarantors under the Guaranties shall only be triggered if there is an Event of Default, which is not cured on or before the end of any notice, cure, or grace period required under the Loan Agreement. Once triggered, the liability of each of the Guarantors shall be limited to the Liability Amount stated above, plus all attorneys fees and collection costs for enforcement of the Guaranty against the respective Guarantor; and the Guaranties shall remain valid and subsisting, even if the Event of Default is later cured, until otherwise agreed in writing by Lender.